Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178575 on Form S-3 of Ohio Valley Banc Corp. of our report dated March 16, 2022 relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/Crowe LLP
Crowe LLP

Cleveland, Ohio
March 16, 2022